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                                                                    Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-28835, 333-28853, 333-29061 and 333-40139) of
Wesley Jessen VisionCare, Inc. of our reports dated February 20, 1998, September 17, 1996 and February 20, 1998 appearing on pages 30, 31 and 60 of this Form 10-K. We also consent to the incorporation by reference of our report for the financial statement schedules, which appears on Page 60 of this Form 10-K.




Price Waterhouse, LLP
Chicago, Illinois
March 31, 1998